UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2020 (June
9
, 2020)

Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Realogy Holdings Corp.	Common Stock, par value $0.01 per share	RLGY	New York Stock Exchange
Realogy Group LLC	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.

On June 9, 2020, Realogy Holdings Corp., a Delaware corporation (the “Company”), Realogy Group LLC, a Delaware limited liability company and the Company’s indirect, wholly-owned subsidiary (“Realogy Group”), Realogy
Co-Issuer
Corp., a Florida corporation and the Company’s indirect, wholly-owned subsidiary (the
“Co-Issuer”
and, together with Realogy Group, the “Issuers”), Realogy Intermediate Holdings LLC, a Delaware limited liability company and the Company’s direct, wholly-owned subsidiary (“Realogy Intermediate”), and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with the representative of the several initial purchasers named in Schedule A thereto, relating to the sale by the Issuers of $550 million aggregate principal amount of the Issuers’ 7.625% senior secured second lien notes due 2025 at par (the “Notes”). The aggregate size of the offering was upsized from $400 million to $550 million.
The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.
The Notes will be guaranteed on a senior secured basis by Realogy Intermediate and each domestic subsidiary of the Company, other than certain excluded entities, that is a guarantor under its senior secured credit facilities and certain of its outstanding securities. The Notes will also be guaranteed by the Company, on an unsecured senior subordinated basis. The Notes will be secured by substantially the same collateral as the Company’s existing first lien obligations under its senior secured credit facilities on a second priority basis. Subject to customary closing conditions, the sale of the Notes is expected to close on or about June 16, 2020.
The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the guarantors. In addition, the Issuers and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Issuers and the guarantors have agreed with the initial purchasers not to offer or sell any similar debt securities for a period of 60 days after the closing date without the prior written consent of the representative of the initial purchasers.
The Company intends to use the net proceeds from this offering, together with cash on hand, to redeem in full its outstanding 5.250% Senior Notes due 2021, and to pay related accrued interest, premium, fees and expenses.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued June 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release issued June 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President and Chief Financial Officer and Treasurer

Date: June 9, 2020
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President and Chief Financial Officer and Treasurer

Date: June 9, 2020